Exhibit 23
Dear

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-128859 of The Procter & Gamble Company on Form S-8 of our report dated March 15, 2017, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended 31 December 2016.

/s/Deloitte LLP
DELOITTE LLP
 Newcastle upon Tyne, United Kingdom

16 March 2017